SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                        Date of Report: September 5, 2001


                          EUROPEAN MICRO HOLDINGS, INC.
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               (Exact Name of Registrant as Specified in Charter)



         NEVADA                         0-23949                  65-0803752
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(State or other jurisdiction          (Commission              (IRS Employer
       of incorporation)              File Number)           Identification No.)


6073 N.W. 167TH STREET, UNIT C-25, MIAMI, FLORIDA                        33015
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(Address of principal executive offices)                              (Zip code)



Registrant's telephone number, including area code:  (305) 825-2458
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ITEM 5. OTHER EVENTS.

On September 1, 2001, European Micro Holdings, Inc. ("EMCC") announced that it had transferred all of its ownership interest in American Micro Computer Center, Inc. ("AMCC") to its former shareholders. These shareholders include John B. Gallagher, Co-Chairman and Co-President to EMCC. A copy of the press release is attached to this filing as Exhibit 99.1. A summary of the events leading up to this action follows:

On June 29, 1999, EMCC acquired in a merger (the "MERGER") all of the outstanding capital stock of AMCC from the former shareholders of AMCC (the "SHAREHOLDERS"). The terms of the Merger are set forth in a Merger Agreement (the "MERGER AGREEMENT") dated as of June 29, 1999, as amended by a letter agreement dated as of October 2, 2000.

Pursuant to the terms of the Merger, EMCC was obligated to pay the Shareholders the sum of: (i) the Book Value Amount; plus (ii) 1998 Normalized Earnings Payment Amount; plus (iii) the Earn-Out Amount, as such capitalized terms are defined in the Merger Agreement.

As a result of restrictions imposed by SouthTrust Bank, EMCC's senior lender, EMCC was unable to perform its obligations to the AMCC Shareholders under the Merger Agreement. As a result of EMCC's failure to perform, on or about February 20, 2001, EMCC delivered a Secured Promissory Note (each, a "NOTE") to each Shareholder in the original principal amount of $823,712.00. Each Note evidenced the amount due to each Shareholder for the Third Installment (as defined in the Merger Agreement) and was secured by a Pledge and Security Agreement (the "PLEDGE AGREEMENT") dated as of February 20, 2001. Each Note was due in full within thirty (30) days of the satisfaction of the obligations owed by EMCC to SouthTrust Bank.

On or about July 15, 2001, EMCC notified the AMCC Shareholders that it would be unable to meet its obligations under each Note. On August 21, 2001, EMCC satisfied its obligations to SouthTrust Bank. As a result, EMCC was no longer contractually restricted from performing its obligations to the AMCC Shareholders. On August 22, 2001, the AMCC Shareholders delivered written notice to EMCC demanding payment of the outstanding amounts under the Notes as required by the terms of the Pledge Agreement.

In order to settle their differences and to avoid litigation, EMCC, AMCC and the Shareholders entered into a Release and Stock Transfer Agreement, pursuant to which the AMCC Shareholders, among other things, (i) released EMCC from any obligations under the Notes, (ii) released EMCC from its obligation to repay $98,945 owed by EMCC to AMCC and (iii) released EMCC from its obligation to pay past due salary of $37,500 and future salary to John B. Gallagher. In consideration for these releases, EMCC transferred its ownership interest in AMCC to the Shareholders. A copy of the Release and Stock Transfer Agreement is attached to this filing as Exhibit 99.2.

ITEM 7. EXHIBITS.

        Exhibit 99.1 - Press release dated as of September 5, 2001.

        Exhibit 99.2 - Settlement and Stock Purchase Agreement dated as of September 1, 2001 among European Micro Holdings, Inc., American Micro Computer Center, Inc., John B. Gallagher and John P. Gallagher.




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                                   SIGNATURES



        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            EUROPEAN MICRO HOLDINGS, INC.



Date:  September 5, 2001                       By: /s/ Frank Cruz
                                                  -------------------------
                                               Name:  Frank Cruz
                                               Its:  Chief Operating Officer



























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